Exhibit 5.2

Ortoli | Rosenstadt LLP	366 Madison Avenue
3rd Floor
New York, NY 10017
tel: (212) 588-0022
fax: (212) 826-9307

December 3, 2025

Vision Marine Technologies Inc.

730 Boulevard du Curé-Boivin

Boisbriand, Québec J7G 2A7

Canada

Ladies and Gentlemen:

We are acting as United States counsel to Vision Marine Technologies Inc., a company incorporated pursuant to the Business Corporations Act (Quebec) (the “Company”), in connection with a registration statement on Form F-3 filed the date hereof (the “Registration Statement”) and accompanying prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offering by the Company of up to an aggregate of $200,000,000 of securities which may include common shares (“Shares”), preferred shares (“Preferred Shares”), warrants (“Warrants”) or units (“Units” and, together with the Shares, Preferred Shares and Warrants, the “Securities”) or any combination of the Securities.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the prospectus of the Company (the “Prospectus”) included in the Registration Statement, (iii) the opinion of Dentons Canada LLP (filed as Exhibit 5.1 to the Registration Statement), (iv) each document incorporated or deemed to be incorporated by reference into the Registration Statement and (v) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.

We have also assumed, without independent investigation, that (i) each of the Securities will be duly authorized, executed and delivered by the parties to them in substantially the form filed, or to be filed, as an exhibit to the Registration Statement (together with any agreements or certificates entered into in connection with the Securities (such agreements and documents, the “Operative Agreements”)) against payment by the purchaser at the agreed-upon consideration and as contemplated by the Registration Statement and the applicable prospectus supplement, (ii) each Operative Agreement, when so authorized, executed and delivered, will constitute a legal, valid and binding obligation of the parties (other than the Company) thereto, (iii) the Warrants and any agreement governing the units (the “Unit Agreement”) and any related Operative Agreements will be governed by the laws of the State of New York, (iv) the Company is, and at the time of the signing of the Operative Agreements will be, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, (v) the Company has all corporate power and authority to execute and deliver, and perform its obligations under the Operative Agreements and the Securities, (vi) the execution, delivery and performance of the Operative Agreements and the Securities by the Company do not violate any organizational documents of the Company or the laws of its jurisdiction of incorporation and (viii) the execution, delivery and performance of the Operative Agreements and the Securities and issuance of any of the Securities do not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject or violate applicable law or contravene any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

December 3, 2025	Ortoli | Rosenstadt LLP

Subject to the foregoing and the qualifications set forth in the Registration Statement, we are of the opinion that:

1.	The Warrants, when (i) the Warrants have been specifically authorized for issuance by all requisite corporate actions, (ii) the applicable Operative Agreements relating to the Warrants have been duly authorized, executed and delivered by the Company, (iii) the Warrants have been duly executed by the Company and countersigned in accordance with the applicable Operative Agreements and issued and delivered as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (v) the Company has received the consideration provided for in the applicable underwriting agreement or other purchase agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.	The Unit Agreements, when (i) the Unit Agreements have been specifically authorized for issuance by all requisite corporate actions, (ii) the applicable Operative Agreements relating to the Unit Agreements have been duly authorized, executed and delivered by the Company, (iii) the Unit Agreements have been duly executed by the Company and countersigned in accordance with the applicable Operative Agreements and issued and delivered as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (v) the Company has received the consideration provided for in the applicable underwriting agreement or other purchase agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

The foregoing opinion is subject to applicable insolvency, bankruptcy, reorganization, moratorium, fraudulent transfer, fraudulent conveyance or other similar laws affecting generally the enforceability of creditors’ rights from time to time in effect and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, including application of principles of good faith, fair dealing, commercial reasonableness, materiality, unconscionability and conflict with public policy and other similar principles. “General principles of equity” include, but are not limited to: principles limiting the availability of specific performance and injunctive relief; principles which limit the availability of a remedy under certain circumstances where another remedy has been elected; principles requiring reasonableness, good faith and fair dealing in the performance and enforcement of an agreement by the party seeking enforcement; principles which may permit a party to cure a material failure to perform its obligations; and principles affording equitable defenses such as waiver, laches and estoppel. We express no opinion with respect to the enforceability of any provision which purports to waive the benefit of usury laws. It is possible that terms in a particular contract covered by our enforceability opinion may not prove enforceable for reasons other than those explicitly cited in this letter should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this letter) such unenforceability would not in our opinion prevent the party entitled to enforce that contract from realizing the principal benefits purported to be provided to that party by the terms in that contract which are covered by our enforceability opinion.

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December 3, 2025	Ortoli | Rosenstadt LLP

Our opinion is limited to the application of the laws of the State of New York, only, and we express no opinion with respect to the applicability of U.S. federal laws, the laws of other countries, the laws of any other state of the United States or any other jurisdiction, or as to any matters of municipal law or the laws of any other local agencies within any state. Our opinion represents only our interpretation of the law and has no binding, legal effect on, without limitation, any court. It is possible that contrary positions may be asserted and that one or more courts may sustain such contrary positions. Our opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise this opinion to reflect any changes, including changes which have retroactive effect (i) in applicable law, or (ii) in any fact, information, document, corporate record, covenant, statement, representation, or assumption stated herein that becomes untrue, incorrect or incomplete.

This letter is furnished to you for use in connection with the Registration Statement and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our express written permission. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement wherever it appears. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Ortoli Rosenstadt LLP
Ortoli Rosenstadt LLP

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